EXHIBIT 23.2



               CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58612) of Competitive Technologies, Inc. of our report dated October 12, 2001 relating to the financial statements, which appears in this Form 10-K.









s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
November 7, 2001